FOR IMMEDIATE RELEASE

CONTACTS:

Charles Ramey, CEO	Donald C. Weinberger/Diana Bittner (media)
US Dataworks, Inc.	Wolfe Axelrod Weinberger Assoc. LLC
(281) 504-8100	Tel. (212) 370-4500 Fax (212) 370-4505

US DATAWORKS, INC. ANNOUNCES FIRST FISCAL QUARTER FINANCIAL RESULTS

- Management to Host Conference Call Today at 10am EDT -

Houston, TX – August 14, 2009 – US Dataworks, Inc. (AMEX: UDW), a leading developer of payment processing solutions, today announced financial results for its fiscal first quarter ended June 30, 2009.

Revenues for the first quarter ended June 30, 2009 were $2,008,461 compared with revenues of $2,069,049 for the same period a year ago, a 2% decrease. The Company reported operating income for the first quarter of $241,566 compared to operating income of $107,148 for the first quarter ended June 30, 2008.  Net loss for the first quarter was $23,911 or $(0.00) per share, compared to a net loss of $109,481 or $(0.00) per share, for the corresponding period in the prior year.

Charles E. Ramey, Chairman and CEO of US Dataworks commented, “Revenues decreased slightly in the first quarter as compared to the prior year due to no licensing revenue and a slight decline in maintenance revenue because of the expiration and non-renewal of certain maintenance agreements. We believe we will continue to see maintenance and licensing revenues decline slowly as we continue our transition to a more recurring based revenue model. We expect our transactional revenue to continue to grow as our current customers, along with new customers, increase their processing volumes in the coming quarters.”

“Operationally, the company remains strong and is on target to meeting its goal of $8-10 million in revenue this fiscal year. The Company is generating positive cash flow and reported another quarter of profits on an operating basis, enabling us to begin improving our liquidity. While the recession has put a damper on spending and upgrades across many industries, including our own, we have weathered the storm quite well as we’ve managed expenses after having properly-sized the Company in last fiscal year. That being said, restoring revenue growth is a priority and we believe the initiatives we have in place will assist us in accomplishing that goal,” added Mr. Ramey.

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Conference Call Details

A conference call is scheduled for today, at 10:00 AM EDT.  Interested parties may participate in the call by dialing (877) 869-3847; international callers dial (201) 689-8261, 5-10 minutes prior to 10:00 AM EDT.  The conference call will also be available on replay starting at 1:00 p.m. EDT on August 14, 2009, and ending on August 21, 2009.  For the replay, please dial (877) 660-6853 (replay account # 269, replay conference #330279).  The access number for the replay for international callers is (201) 612-7415 (replay account # 269, replay conference #330279).

About US Dataworks, Inc.

US Dataworks is a developer of payment processing solutions, focused on the Financial Services market, federal, state and local governments, billers and retailers. Software developed by US Dataworks is designed to enable organizations to transition from traditional paper-based payment and billing processes to electronic solutions that automate end-to-end processes for accepting and clearing payments.  Additional information about US Dataworks is available at www.usdataworks.com.

Certain statements made in this press release (other than the historical information contained herein) constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including, but not limited to, statements regarding our expectation of continued growth, the benefits of our recent restructuring, the anticipated features and benefits of our new distribution payment capture solution, our vision for payment processing and our new solutions’ ability to provide a higher return on investment for our clients.  Any forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including, but not limited to, the failure of our new solution to perform as anticipated, our ability to provide long-term customer value and agility, our ability to protect our intellectual property, our position in the marketplace, our ability to develop and timely introduce products that address market demand, the impact of alternative technological advances and competitive products, market fluctuations, our ability to avoid being delisted from the NYSE Alternext US (formerly the American Stock Exchange), our ability to repay, refinance or extend the maturity date of our debt, and other risks detailed from time to time in the SEC reports of US Dataworks, including its Annual Report on Form 10-K for the fiscal  year ended March 31, 2009.  These forward-looking statements speak only as of the date hereof. US Dataworks disclaims any obligation to update these forward-looking statements.

- Financial Tables to Follow -

US DATAWORKS, INC.
INCOME STATEMENT
For the quarters ended June 30, 2009 and 2008
(UNAUDITED)

	June 30,	June 30,	Net	%
	2009	2008	Change	Change
Revenues
Software transactional revenues, net	521,243	537,749	(16,506)
Software licensing revenues	-	30,000	(30,000)
Software maintenance revenues	212,371	228,874	(16,503)
Software service revenues	1,274,847	1,272,426	2,421

Net Revenue	2,008,461	2,069,049	(60,588)	-2.9%

Cost of sales	558,142	537,494	20,648

Gross profit	1,450,319	1,531,555	(81,236)	-5.3%

Operating Expenses
Research and development	279,495	261,491	18,004
Sales and marketing	81,970	129,235	(47,265)
General and administrative	803,643	985,630	(181,987)
Depreciation and amortization	43,645	48,051	(4,406)
	1,208,753	1,424,407	(215,654)	-15.1%

Operating Income	241,566	107,148	134,418	125.5%

Other income (expense)
Interest expense	(109,602)	(303,716)	194,114
Interest expense - related parties	(155,875)	(10,907)	(144,968)
Gain/Loss on Derivatives	-	41,080	(41,080)
Other income	-	56,914	(56,914)
	(265,477)	(216,629)	(48,848)	22.5%

Loss before provision for income taxes	(23,911)	(109,481)	85,570	-78.2%

Provision for income taxes
Net Loss	(23,911)	(109,481)	85,570	-78.2%

Basic and diluted gain/(loss) per share	(0.00)	(0.00)	0.00

Basic and diluted weighted-average shares outstanding	32,780,321	32,137,687	642,634	2.0%

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US DATAWORKS, INC.
Balance Sheet
For the quarter ended June 30, 2009
(UNAUDITED)
ASSETS	June 30,
2009
Current assets
Cash and cash equivalents	500,050
Accounts receivable, trade	941,072
Prepaid expenses and other current assets	298,673

Total current assets	1,739,795

Property and equipment, net	262,138
Goodwill, net	4,020,698
Other assets	86,193

Total assets	$6,108,824

LIABILITIES AND SHAREHOLDERS EQUITY

Current liabilities
Notes payable, current	35,279
Deferred revenue	457,368
Accounts payable	195,927
Accrued Interest - Related Party	20,061
Accrued expenses	224,188

Total current liabilities	$932,823

Long term note payable	8,820
Long term note payable - related party	500,000
Long term note payable - related party, net discount of $365,406	3,338,094

Total long term liabilities	3,846,914

Total liabilities	$4,779,737

Shareholders' equity
Convertible series B preferred stock, 0001 par	55
Common Stock. 0001 par	3,278
Additional paid in capital	65,425,216
Accumulated deficit	(64,099,462)

Total shareholders' equity	$1,329,087

Total liabilities and shareholders' equity	$6,108,824

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US DATAWORKS, INC.
INCOME STATEMENT DATA
Non GAAP Reconciliations
For the quarters ended June 30, 2009 and 2008

	2009	2008
Reconciliation of Adjusted EBITDA (See Note 1)
Net Income	$(23,912)	$(109,481)
Depreciation and Amortization (incl. loss on disposal of assets)	43,645	48,051
Stock Based compensation expense	41,328	117,239
Other (income) expense	265,478	216,629
Adjusted Ebitda (See Note 1)	326,539	272,438

Reconciliation of EBITDA margin
Revenue	$2,008,461	$2,069,049
Adjusted EBITDA	326,539	272,438
Margin %	16%	13%

Notes:
1
Adjusted EBITDA is a non-GAAP measure we define as earnings before interest, taxes, depreciation and amortization, and equity compensation expense. We use Adjusted EBITDA as a supplemental financial measure to assess (i) our operating and financial performance without regard to the structure of our financing or the historical cost basis in our assets and (ii) our ability to generate cash flow to cover our interest payments.  Adjusted EBITDA has limitations as an analytical tool and should not be used as a substitute for financial measures presented in accordance with GAAP, including net income, operating income and cash flow from operating activities.  Such limitations include the fact that Adjusted EBITDA does not reflect (i) cash requirements to service interest and principal payments on our debt, (ii) capital expenditure requirements or (iii) income tax payment requirements and income tax accruals.  In addition, companies in our industry may define Adjusted EBITDA differently than we do, thereby limiting its usefulness as a comparative measure.

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